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Exhibit 23.5

[Letterhead of W.D. Von Gonten & Co.]

808 Travis, Suite 812
Houston, Texas 77002
Telephone (713) 224-6333
Fax (713) 224-6330

December 6, 2004

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference and inclusion in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") and in any related prospectus and prospectus supplement of Edge Petroleum Corporation (the "Company") of data from our reports as of December 31, 2003 and June 30, 2004 regarding the proved reserves and future net revenues of certain oil and gas interests anticipated to be acquired by the Company from Contango Oil & Gas Company. We hereby further consent to all references to such reports and/or to this firm and to our being named as an expert in such Registration Statement and in each prospectus and prospectus supplement to which such Registration Statement relates.

/s/ W.D. VON GONTEN, JR. W.D. Von Gonten, Jr. President
W.D. Von Gonten & Co.

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  Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS